Exhibit (j)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the reference to us under the heading “Independent Registered Public Accounting Firm” for Janus Protected Growth Fund in this Registration Statement on Form N-1A.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Denver, Colorado
April 20, 2011